As filed with the Securities and Exchange Commission on July 2, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMPRO GROUP INC
(Exact name of registrant as specified in its charter)

Cayman Islands	2844	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS. Employer Identification Number)

21, Jalan 15/23, Tiong Nam Industry Park,

40200 Shah Alam

Selangor, Malaysia

Tel: +603 5523 1983

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Michael T. Campoli, Esq. Pryor Cashman LLP 7 Times Square New York, NY 10036 212-421-4100	Ross Carmel, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor, New York, NY 10036 Tel: 212-930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-282155)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form F-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate amount of Ordinary Shares offered by Empro Group Inc (the “Registrant”). The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee table attached as Exhibit 107 to the Registration Statement on Form F-1, as amended (File No. 333-282155) (the “Prior Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) on September 16, 2024, which was declared effective by the Commission on July 1, 2025. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

1

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

5.1	Opinion of Ogier (Cayman) LLP regarding the validity of the ordinary shares being registered.

23.1	Consent of UHY Malaysia PLT.

23.2	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1).

107	Filing Fee Table.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Selangor, Malaysia, on July 2, 2025.

EMPRO GROUP INC

By:	/s/ Yeoh Chee Wei
Name:	Yeoh Chee Wei
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Yeoh Chee Wei	Chief Executive Officer and Chairman of the Board of Directors	July 2, 2025
Yeoh Chee Wei	(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

3

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Empro Group Inc, has signed this registration statement in the City of Newark, State of Delaware, United States, on July 2, 2025.

Puglisi & Associates Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

4